August 13, 2009

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Angie Freeman, vice president of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, August 13, 2009 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 24 cents ($0.24) per share, payable on October 1, 2009, to shareholders of record on September 4, 2009.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of August 13, 2009, there were approximately 168,257,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 32,000 customers through a network of 233 offices in North America, South America, Europe, Asia, Australia, and the Middle East. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2008 gross revenues of $8.6 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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